As filed with the Securities and Exchange Commission on February 15, 2001
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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 =============
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               SGI INTERNATIONAL

             (Exact Name of Registrant as Specified in its Charter)
                             =====================


                 Utah                                    33-0119035
     (State or Other Jurisdiction                     (I.R.S. Employer
             of Incorporation)                        Identification No.)


        1200 Prospect Street, Suite 325, La Jolla, California, CA 92037
              (Address of Registrant's Principal Executive Office)

                      SGI International 2001 Non-Qualified Stock Plan

      Executive Employment Agreement dated as of January 1, 1999; April 1, 1999
        Employment Agreement dated as of January 1, 1999; April 1, 1999
            Employment Agreement (AMS) dated as of January 1, 1996;
             Employment Agreement (AMS) dated as of July 25, 1996;
                     Employment Agreement (AMS) (various);

                       Employment Offer Letter effective
               November 20, 2000; Directors Agreements dated July
                  1, 1995, August 1, 1996, February 11, 1999;

                    Consulting Agreements dated October 25,
             2000, January 1, 2000, April 1, 1999, October 5, 1999,
           January 15, 1999, January 15, 1998, April 1, 1998, May 12,
                                     1997.

                            (Full title of the plan)

                          Copies of correspondence to:

                                 David A. Fisher

                               Fisher Thurber, LLP

                        4225 Executive Square, Suite 1600

                         La Jolla, California 92037-1483

                                 (858) 535-9400

          (Telephone number, including area code, of agent for service)
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


                         Calculation of Registration Fee

------------------------------ ----------------- -------------------------- ------------------------------- ------------------
     Title of Securities         Amount to be        Proposed Maximum         Proposed Maximum Aggregate        Amount of
      to be registered          registered(1)     Offering Price per Unit (3)    Offering Price (2)        Registration Fee


------------------------------ ----------------- -------------------------- ------------------------------- ------------------
------------------------------ ----------------- -------------------------- ------------------------------- ------------------

Common Stock, no par value        7,117,057                $0.27                      $1,921,605                 $480.40
------------------------------ ----------------- -------------------------- ------------------------------- ------------------


(1)  Includes 353,946 shares of common stock previously issued.
(2)  Estimated solely for the purpose of determining the registration fee.
(3) Calculated pursuant to Rule 457(h)(1) based on the average of the bid and ask prices of the Common Stock on the OTCBB on February 12, 2001.


                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2. Registration Information and Employee Plan Annual Information

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed with the Securities and Exchange Commission, are hereby incorporated by reference as of their respective dates as a part hereof:

(a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999;

(b) The Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000; and September 30, 2000, and

(c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated April 6, 1988, as amended by an amendment to Application or Report on Form 8 dated April 13, 1988.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto which indicates that all of the shares of the Common Stock offered hereby have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Shares under Warrant for David Fisher, Counsel for Company.

Item 6. Indemnification of Directors and Officers

Under the Company's Bylaws, and in accordance with Section 16-10a-901 et seq. of the Utah Revised Business Corporation Act ("Utah Corporation Act"), the Company shall indemnify any person who was or is a party or is threatened to made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as an officer or director or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses reasonably incurred by him or imposed on him in the connection with or resulting from the defense of such action, suit or other proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

The Company's Bylaws provide the Company shall pay for expenses incurred defending a civil or criminal action, suit or proceeding against a director or officer of the Company, and shall be paid in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director, that he shall repay the amount advanced, if it is ultimately determined he is not entitled to be indemnified by the Company. The Board of Directors shall approve such undertaking, but shall be liberal with respect to the requirements for the undertaking, to promote the beneficial and remedial purposes of protecting those persons who serve as directors and officers. The Company's Bylaws also provide the Company may purchase and maintain insurance on behalf of any person who is or was a director or officer, or employee of the Company, or is or was serving at the request of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of the Bylaws.

Section 16-10a-901 et seq. of the Utah Corporation Act provides for the indemnification of officers, directors and agents of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations. The Company currently maintains officer and director liability insurance with policy limits of $2,000,000.

Pursuant to authorization provided under the Bylaws and the Utah Corporation Act, the Company has entered into indemnification agreements with each of its directors and officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Utah law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court.

The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. The individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. The Company's Bylaws contain a provision of similar effect relating to advancement or expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The following exhibits are filed pursuant to Item 601 of Regulation S-B:

4.1 Form of Executive Employment Agreement dated as of January 1, 1999, between Registrant and: George E. Donlou; Ernest P. Esztergar; Richard Gibbens; Claudine Hagerstrom; John W. Hart; Kim Krmpotich; James W. Mahler; Barry Meisen; Nancy Propp; Michael L. Rose; Joseph A. Savoca; John R. Taylor; Robert Walty; and Ming Wang.(3)

4.2 Form of Employment Agreement dated as of January 1, 1999, between Registrant and Rowena Bunnell; Gina Hilton; Tatyana Kuperman; Joshua Li; Ron Lukasiewicz; Tanya Schaffer; Marvin Schwedock and Eric Weiner.(3)

4.3 Form of Executive Employment Agreement dated as of April 1, 1999, between Registrant and Jim Frederick; Brent Knottnerus; Karl Sass; and Kirk Weber. (3)

4.4 Employment Agreement dated as of April 1, 1999, between Registrant and Carol Ann Terrell.(3)

4.5 Form of Standard Executive Employment Agreement (AMS) dated as of
January 1, 1996, between Registrant's subsidiary and Clarence Dyksterhuis, Amir Modarres-Khiabani. (2)

4.6 Form of Employment Agreement (AMS) dated as of July 25, 1996, between Registrant's subsidiary and Kathy Brickman; Colin Burrows; Neil DeGuire; Mitchell Johnson; Steve Rodriques; Gary Vasey.(2)

4.7 Form of Employment Agreement (AMS) dated as of July 25, 1996, between Registrant's subsidiary and Richard Adolf; Helmut Bader; Maykoe Baltodano; Brian Bevis; Jose Cruz; James Fucich; Henry Galeano; Graham Greenaway; Edvin Gudelman; Charles Hippert; Guenter Pust; Eric Regan; Oscar Saldain; Stanley Stock. (3)

4.8 Form of Employment Agreement (AMS) between Registrant's subsidiary and Guillermo Casanova; Terry Davison; Raymond Odrey; Deborah Westcott. (3)

4.9 Form of Employment Agreement (AMS) between Registrant's subsidiary and Gregory Kaufman, and Thomas Tran. (3)

4.10 Form of Standard Directors Agreement dated as of July 1, 1995, (except where noted) between Registrant and Norman Grant; William Kerr; William Harris (8/1/96); Bernard Baus (8/1/96)(2); and Jeffrey L. Smith (2/11/99).(3)

4.11 Consulting Agreement dated as of January 1, 2000, between Registrant and Jeffrey Breault.(3)

4.12 Consulting Agreement dated as of January 1, 2000, between Registrant and Thomas Hoover.(3)

4.13 Consulting Agreement dated as of April 1, 1999, between Registrant and Barry Leichtling.(3)

4.14 Consulting Agreement dated as of October 5, 1999, between Registrant and Elon Place.(3)

4.15 Consulting Agreement dated as of January 1, 2000, between Registrant and Russell W. Savatt, Jr.(3)

4.16 Consulting Agreement dated as of May 12, 1997 between Registrant and David
A. Fisher.(2)

4.17 Consulting Agreement dated as of January 15, 1998, between Registrant and John Mazrum.(3)

4.18 Consulting Agreement dated as of January 15, 1999, between Registrant and Jeff Parsons.(3)

4.19 Form of Consulting Agreement dated as of April 1, 1998, between Registrant and Ronn Smith and James O. Sutherland.(3)

4.20 Consulting Agreement dated as of October 25, 2000, between Registrant and James Warwick.(3)

4.21 Employment Offer letter between Registrant and Ivy B. Coker effective November 20, 2000. (3)

4.22 Consulting Agreement dated as of January 1, 2000, between Registrant and Glen Wattley. (3)

5 Opinion of Fisher Thurber, LLP. regarding the legality of the Common Stock registered hereby.(3)

23. Consent of J.H. Cohn LLP, Independent Auditors.(3)

23.1 Consent of Fisher Thurber, LLP.(included in Exhibit 5).(3)

99.1 SGI International 2001 Non-Qualified Stock Plan. (3)
--------------------------------
(1) Incorporated by reference to Annual Report on Form 10-K (File No. 2-93124) for the year ended December 31, 1985.
(2) Incorporated by reference to Registration Statement on Form S-8 (File No. 2-93124) filed dated December 2, 1998.
(3) Filed herewith.

Item 9. Undertakings

The Company hereby undertakes:

(1) To file, during any period in which offers or sales of the Common Stock are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided that if the information in paragraphs (i) and (ii) above and to be included in a post-effective amendment hereto is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act and is incorporated by reference in the S-8 Registration Statement, no post-effective amendment hereto shall be filed;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Additionally, the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on February 14, 2001.

SGI INTERNATIONAL

By: /s/ MICHAEL L ROSE
-------------------------------
Michael L. Rose, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature Title Date


/s/ MICHAEL L. ROSE     Chairman of the Board             February 14, 2001
-------------------
Michael L. Rose &       Chief Executive Officer

/s/ GEORGE E. DONLOU    Vice President Finance/Controller February 14, 2001
--------------------
George E. Donlou

/s/ RICHARD B. BEIN     Director                          February 14, 2001
--------------------
Richard B. Bein

/s/ EDWARD D. DOHERTY   Director                          February 14, 2001
---------------------
Edward D. Doherty

/s/ ERNEST P. ESZTERGAR Director                          February 14, 2001
-----------------------
Ernest P. Esztergar

/s/ WILLIAM A. KERR     Director                          February 14, 2001
-------------------
William A. Kerr

/s/ JAMES W. MAHLER     Director                          February 14, 2001
-------------------
James W. Mahler

/s/ BEN W. REPPOND      Director                          February 14, 2001
------------------
Ben W. Reppond

/s/ JEFFREY L. SMITH    Director                          February 14, 2001
--------------------
Jeffrey L. Smith

/s/ JOHN R. TAYLOR      Director                          February 14, 2001
------------------
John R. Taylor

              Index to Exhibits Filed with Registration Statement
                        on Form S-8 of SGI International
No. Description

4.1 Form of Executive Employment Agreement dated as of January 1, 1999, between Registrant and: George E. Donlou; Ernest P. Esztergar; Richard Gibbens; Claudine Hagerstrom; John Hart; Kim Krmpotich; James W. Mahler; Barry Meisen; Nancy Propp; Michael L. Rose; Joseph A. Savoca; John R. Taylor; Robert Walty; and Ming Wang.

4.2 Form of Employment Agreement dated as of January 1, 1999, between Registrant and Rowena Bunnell; Gina Hilton; Tatyana Kuperman; Joshua Li; Ron Lukasiewicz; Tanya Schaffer; Marvin Schwedock; and Eric Weiner.

4.3 Form of Executive Employment Agreement dated as of April 1, 1999, between Registrant and Jim Frederick; Brent Knottnerus; Karl Sass; and Kirk Weber.

4.4 Employment Agreement dated as of April 1, 1999, between Registrant and Carol Ann Terrell.

4.7 Form of Employment Agreement (AMS) dated as of July 25, 1996, between Registrant's subsidiary and Richard Adolf; Helmut Bader; Maykoe Baltodano; Brian Bevis; Jose Cruz; James Fucich; Henry Galeano; Graham Greenaway; Edvin Gudelman; Guenter Pust; Eric Regan; Oscar Saldain; Stanley Stock.

4.8 Form of Employment Agreement (AMS) between Registrant's subsidiary and Guillermo Casanova; Terry Davison; Charles Hippert; Raymond Odrey; Deborah Westcott.

4.9 Form of Employment Agreement (AMS) between Registrant's subsidiary and Gregory Kaufman and Thomas Tran.

4.10 Form of Standard Directors Agreement dated as of July 1, 1995, (except where noted) between Registrant and Jeffrey L. Smith (2/11/99).

4.11 Consulting Agreement dated as of January 1, 2000, between Registrant and Jeffrey Breault.

4.12 Consulting Agreement dated as of January 1, 2000, between Registrant and Thomas Hoover.

4.13 Consulting Agreement dated as of April 1, 1999, between Registrant and Barry Leichtling.

4.14 Consulting Agreement dated as of October 5, 1999, between Registrant and Elon Place.

4.15 Consulting Agreement dated as of January 1, 2000, between Registrant and Russell W. Savatt, Jr.

4.17 Consulting Agreement dated as of January 15, 1998, between Registrant and John Mazrum.

4.18 Consulting Agreement dated as of January 15, 1999, between Registrant and Jeff Parsons.

4.19 Form of Consulting Agreement dated as of April 1, 1998, between Registrant and Ronn Smith and James O. Sutherland.

4.20 Consulting Agreement dated as of October 25, 2000, between Registrant and James Warwick.

4.21 Employment Offer letter between Registrant and Ivy B. Coker effective November 20, 2000.

4.22 Consulting Agreement dated as of January 1, 2000, between Registrant and Glen Wattley.

5. Opinion of Fisher Thurber, LLP. regarding the legality of the Common Stock registered hereby.

23. Consent of J.H. Cohn LLP, Independent Auditors.

23.1 Consent of Fisher Thurber, LLP.(included in Exhibit 5).

99.1 SGI International 2001 Non-Qualified Stock Plan.

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